Exhibit 10.5

FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Fourth Amendment to Third Amended and Restated Credit Agreement," or this "Amendment") is entered into effective as of April 16, 2013, among VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company ("Borrower"), and CITIBANK, N.A., as Administrative Agent and L/C Issuer (the "Administrative Agent"), and the financial institutions executing this Amendment as Lenders.
R E C I T A L S
A.    Borrower, the financial institutions signing as Lenders and Administrative Agent are parties to a Third Amended and Restated Credit Agreement dated as of September 30, 2011, and as amended by a First Amendment to Third Amended and Restated Credit Agreement dated as of November 30, 2011, and as amended by a Second Amendment to Third Amended and Restated Credit Agreement dated as of June 29, 2012 and as amended by a Third Amendment to Third Amended and Restated Credit Agreement dated as of December 31, 2012 (collectively, the "Original Credit Agreement").
B.    Borrower has requested certain amendments to the Original Credit Agreement including the increase of the Borrowing Base. Accordingly, the parties desire to amend the Original Credit Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Same Terms. All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the "Agreement" shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the "Loan Documents" shall mean the Loan Documents, as amended by this Amendment, the Modification Papers, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:
"Building" means a building as defined in the FDPA.
"Designated Building" means a Building situated on an Acquisition Property which the Administrative Agent in its discretion determines should be included in the description of the property encumbered by a Mortgage.
"Effective Date" means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing by the Administrative Agent).
"FDPA" means the National Flood Insurance Reform Act of 1994 et. seq. or any regulations promulgated thereunder.

"Modification Papers" means this Amendment, the First Amendment to Unconditional Guaranty of Vanguard Natural Resources, LLC, the First Amendment to Unconditional Guaranty, Mortgages executed by Vanguard Permian, and each of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.
"Range Resources Acquisition Properties" means the Oil and Gas properties being acquired by Vanguard Permian pursuant to the Range Resources PSA.
"Range Resources PSA" means that certain Purchase and Sale Agreement among Range Texas Production, LLC and Range Operating New Mexico, LLC, as sellers, and Vanguard Permian, as buyer, dated as of February 26, 2013, as amended as of the Effective Date.
“Vanguard Permian” means Vanguard Permian, LLC, a Delaware limited liability company which is a Subsidiary of Borrower.
2.    Conditions Precedent. The obligations and agreements of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by the Lenders with respect to Sections 2A-C and by Administrative Agent with respect to the balance of this Section 2, of each of the following conditions:
A.    Amendment Fee. Administrative Agent shall have received payment of an amendment fee for the account of each Lender in the amount of 0.15% times the amount of such Lender's Applicable Percentage of the Aggregate Commitment.
B.    Fourth Amendment to Third Amended and Restated Credit Agreement. This Amendment shall be executed and delivered by each of the parties hereto.
C.    Amendments to Guaranty Agreements. The First Amendment to Unconditional Guaranty of Vanguard Natural Resources, LLC shall be executed and delivered by Vanguard Natural Resources, LLC and the First Amendment to Unconditional Guaranty shall be executed and delivered by each Subsidiary of Borrower.
D.    Closing of Range Resources Acquisition Properties. Administrative Agent shall have received a certificate of a Responsible Officer of Vanguard Permian confirming that the transactions described in the Range Resources PSA have closed in accordance with their terms.
E.    Evidence of Insurance – Range Resources Acquisition Properties. Administrative Agent shall have received satisfactory evidence that the Range Resources Acquisition Properties have been or are being insured in accordance with requirements of Section 7.12 of the Original Credit Agreement.
F.    Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.
G.    Representations and Warranties. Administrative Agent shall have received a certificate (the "No Material Adverse Change Certificate") to the effect that all representations and warranties contained herein or in the other Modification Papers or otherwise made in writing

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in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.
H.    No Event of Default. No Event of Default exists or will exist as a result of the acquisition of the Range Resources Acquisition Properties.
3.    Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be amended as follows:
(a)    The definitions of "Approving Lenders", "Dissenting Lender" and "Increase Portion" set forth in Section 1.02 of the Original Credit Agreement shall be deleted.
(b)    The definitions of "Aggregate Commitments", "Maturity Date", "Obligations" and "Swap Agreement" set forth in Section 1.02 of the Original Credit Agreement shall be amended to read in their entirety as follows:
"'Aggregate Commitments' at any time, means the sum of aggregate amount of the Commitments of all of the Lenders, as the same may be reduced, increased or terminated pursuant to Section 2.06 or 2.07.
'Maturity Date' means April 16, 2018.
'Obligations' means any and all amounts owing or to be owing by the Parent, the Borrower, any Subsidiary or any Guarantor or other Loan Party (including without limitation, all debts, liabilities, obligations, covenants and duties of each such Person, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising), and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate of any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding: (a) to the Administrative Agent, the Issuing Bank, any Lender or any other Secured Party under any Loan Document; (b) to any Swap Lender under any Secured Swap Agreement (which shall be deemed to be the Swap Termination Value as of the date the amount of Obligations is being determined), (c) to any Treasury Management Bank under any Secured Treasury Management Agreement, and (d) all renewals, extensions and/or rearrangements of any of the above; provided that notwithstanding anything to the contrary herein or in any Loan Document, "Obligations" shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party.
'Swap Agreement' means any agreement with respect to any swap, forward, future or derivative transaction or option (whereby the aggregate position for options creates an obligation for the Borrower or any of the Subsidiaries or any of the Guarantors) or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, and to the extent not otherwise included in this definition, any and all agreements, contracts or transactions that constitute a "swap" within the meaning of Section 1a(47) of the Commodity Exchange

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Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, managers, officers, employees or consultants of Borrower or the Subsidiaries or the Guarantors shall be a Swap Agreement."
(c)    Section 1.02 of the Original Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:
"'Commodity Exchange Act' means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
'Excluded Swap Obligation' means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
'Final Mortgage Coverage Analysis' shall have the meaning assigned to such term in Section 8.12(c).
'Initial Mortgage Coverage Analysis' shall have the meaning assigned to such term in Section 8.12(c).
'PV10' means the present worth of future net income, discounted to present value at the simple interest rate of ten percent (10%) per year.
'Projected Production' means, for any specified period, the projected volume of production of Hydrocarbons from Proved Reserves of the Oil and Gas Properties (as reflected on the most recently delivered Projected Production Report) reasonably anticipated by Borrower and acceptable to Administrative Agent, during such period.
'Projected Production Report' means each report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th (or such other date in the event of an Interim Redetermination) the Projected Production for (i) the first 24 month period following the date of such Projected Production Report, (ii) the succeeding 24-month period (from the 25th month through the 48th month) following the date of such Projected Production Report, and (iii) the succeeding 12-month period (from the 48th month through the 60th month) following the date of such Projected Production Report.

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'Swap Obligation' means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act."
(d)    The last sentence of Section 2.07(c)(iii) of the Original Credit Agreement shall be deleted.
(e)    Section 2.07(c)(iv) of the Original Credit Agreement shall be deleted.
(f)    Section 2.07(d) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(d)    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved by Borrowing Base Increase Requisite Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the 'New Borrowing Base Notice'), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:
(i)    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or about April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and
(ii)    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
In the event that the redetermined Borrowing Base is less than the then-existing Aggregate Commitments, this Agreement shall be deemed amended by replacing Annex I hereto with a new Annex I attached to the New Borrowing Base Notice, which Annex I shall reflect a proportionate decrease of each Lender's Commitment such that the amount representing each Lender's Commitment shall not exceed such Lender's Applicable Percentage of the redetermined Borrowing Base."
(g)    Section 3.05(c) of the Original Credit Agreement shall be amended to read in its entirety as follows:

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"(c)    Commitment Increase Fee. Upon any increase in the Aggregate Commitments, the Borrower agrees to pay the Administrative Agent for the account of each Increasing Lender and each Additional Lender a fee for each incremental increase in the new Aggregate Commitments over the previous maximum Aggregate Commitments. The amount of each such fee shall be 0.25% times the amount of each Increasing Lender's or Additional Lender's Applicable Percentage of the incremental increase of the Aggregate Commitments, it being understood that any corresponding amendment, including extension of the Maturity Date, shall be subject to additional amendment fees to be agreed upon between Borrower and Administrative Agent. Such fee shall be due and payable on the effective date of any such increase."
(h)    Section 5.04(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, replace such Lender in accordance with the terms of Section 12.18."
(i)    Section 8.01(n) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(n)    Production Reports, Lease Operating Statements and Projected Production Reports. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, (i) a report setting forth, for each calendar month during the then current fiscal year to date, on a field by field summary basis and an aggregate summary basis (A) the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and (B) the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and (ii) a Projected Production Report."
(j)    Section 8.12 of the Original Credit Agreement shall be amended to read in its entirety as follows:
"Section 8.12.    Reserve Reports.
(a)    On or before March 1 and September 1 of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Subsidiaries as of the immediately preceding December 31st and June 30th,
(i)    the Reserve Report as of December 31 of each year shall be prepared by Approved Petroleum Engineers or prepared by or under the supervision of the chief engineer of the Borrower and then audited by one or

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more Approved Petroleum Engineers (it being agreed that such an audited report will comment on total reserves and whether the audited reserves and PV10 of such reserves are within a 10% tolerance of the Approved Petroleum Engineer's estimates, based on both PDP and total Proved Reserves) and shall use economic parameters (including but not limited to, hydrocarbon prices, escalation rates, discount rate assumptions, and other economic assumptions) acceptable to Administrative Agent; provided that notwithstanding the foregoing, in respect of any election made by the Required Lenders by November 1 of any year for such year's applicable Reserve Report, the Required Lenders shall have the right to require that Reserve Report delivered pursuant to this Section 8.12(a)(i) be prepared by an Approved Petroleum Engineer rather than by or under the supervision of the chief engineer of the Borrower and then audited by an Approved Petroleum Engineer, and
(ii)    the Reserve Report as of June 30 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower and shall use economic parameters (including but not limited to hydrocarbon prices, escalation rates, discount rate assumptions, and other economic assumptions) acceptable to Administrative Agent. The chief engineer of the Borrower shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding June 30 Reserve Report.
(b)    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an "as of" date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
(c)    After delivery of each Reserve Report, Administrative Agent may deliver to Borrower Administrative Agent's calculation with respect to those Oil and Gas Properties subject to a Mortgage ("Initial Mortgage Coverage Analysis"). Within ten (10) days after Borrower's receipt of any Initial Mortgage Coverage Analysis, Borrower shall deliver to Administrative Agent any necessary corrections and modifications to such Initial Mortgage Coverage Analysis, in form and substance satisfactory to Administrative Agent, and Administrative Agent shall subsequently revise the Initial Mortgage Coverage Analysis to incorporate such corrections and modifications (such revised analysis, the "Final Mortgage Coverage Analysis") and deliver such Final Mortgage Coverage Analysis to Borrower. Within ten (10) days after Borrower's receipt of any Final Mortgage Coverage Analysis, Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer, substantially in the form of Exhibit I attached hereto, certifying that: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, (ii) the Borrower or the Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Oil and Gas Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an

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exhibit to the certificate, on a net basis there are no Material Gas Imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which shall list all of the Oil and Gas Properties sold, in such detail as reasonably required by the Administrative Agent, and (v) attached thereto is the Final Mortgage Coverage Analysis demonstrating that the Mortgaged Properties represent at least 80% of the Recognized Value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report in compliance with Section 8.14(a)."
(k)    The last sentence of Section 8.14(a) of the Original Credit Agreement shall be deleted.
(l)    The last sentence of Section 8.14(c) of the Original Credit Agreement shall be deleted.
(m)    A new Section 8.16 shall be added to the Original Credit Agreement to read as follows:
"Section 8.16    Keepwell. Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under each Loan Document in respect of Swap Obligations (provided, however, that Borrower shall only be liable under this Section 8.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.16, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of Borrower under this Section shall remain in full force and effect until all of the Obligations have been fully and finally paid. Borrower intends that this Section 8.16 constitute, and this Section 8.16 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act."
(n)    Section 9.18 of the Original Credit Agreement shall be amended to read in its entirety as follows:
"Section 9.18.    Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than
(a)    Swap Agreements in respect of commodities (x) with an Approved Counterparty and (y) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not (and in connection with any transaction described in Section 2.10, after giving effect to such future acquisition on a pro forma basis):

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(i)    exceed the greater of, during any five year period beginning on the date of the most recently delivered Projected Production Report:
(A)    85% of the Projected Production for such five-year period for each of crude oil and natural gas, calculated separately, and
(B)    for Projected Production from Proved Reserves constituting PDP only, (x) for the first 24 months following such date, 100% of such Projected Production for such 24-month period for each of crude oil and natural gas, calculated separately, and (y) for the period from the 25th month through the 48th month following such date, 90% of such Projected Production for such 24-month period for each of crude oil and natural gas, calculated separately, and (z) for such period from the 49th month through the 60th month following such date, 85% of the Projected Production for such 12-month period for each of crude oil and natural gas, calculated separately. For purposes of this calculation, the Borrower may, in its discretion, include natural gas liquids production in natural gas or crude oil calculations so long as the Borrower is in compliance with the preceding restrictions. The Borrower may hedge production associated with new acquisitions upon the signing of the applicable purchase and sale agreement so long as (i) the Borrowing Base Utilization Percentage does not exceed 90% prior to the closing of such acquisition and (ii) should such acquisition fail to close, all derivative transactions associated with the new acquisition will be unwound or otherwise terminated so that the Borrower is in compliance with the hedging restrictions set forth above (such unwinding/termination to be completed within 30 days of the date of the termination of the purchase and sale agreement), and
(ii)    include more than 50% of the Projected Production for such five-year period from Proved Reserves constituting PUD, and
(b)    Swap Agreements in respect of interest rates with an Approved Counterparty with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Borrower that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds 100% of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated by using a generally accepted method of matching interest rate swap contracts to declining principal balances, and (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral (other than Letters of Credit) or margin to secure their obligations under such Swap Agreement or to cover market exposures. Should there be a breach of this Section 9.18, the Borrower or any Subsidiary, as applicable, shall promptly unwind, modify, assign or terminate any Swap Agreement as is necessary to cure such breach; provided that nothing contained herein shall be construed to modify or limit the terms of Section 10.01(d)."
(o)    Section 10.02(c) of the Original Credit Agreement shall be amended by adding the following sentence to the end of such subsection:

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"Notwithstanding the foregoing provisions of this subsection (c), or anything to the contrary herein or in any other Loan Document, no amount received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 10.02(c)."
(p)    The introductory paragraph of Section 12.18 of the Original Credit Agreement shall be amended to read in its entirety as follows:
"Section 12.18    Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:"
(q)    The Original Credit Agreement shall be amended to add thereto a new Exhibit I which is attached hereto as Exhibit I.
4.    New Borrowing Base. As of the Effective Date, the Borrowing Base is hereby increased from $1,200,000,000 to $1,300,000,000. The Borrowing Base as modified will remain in effect until adjusted pursuant to the provisions of Section 2.07 of the Original Credit Agreement, as amended hereby. The incremental increase in the Borrowing Base is $100,000,000.
5.    Mortgage and Title Review of Range Resources Acquisition Properties. Within 60 days following the Effective Date, the following conditions shall have been satisfied (in the opinion of the Administrative Agent) unless waived in writing by the Administrative Agent:
A.    Flood Determinations. Administrative Agent shall have received a list of all Buildings situated on the Range Resources Acquisition Properties, and for each Building which Administrative Agent has identified as a Designated Building, Administrative Agent shall have received all information and documentation, which may include (at the Administrative Agent's election) the property address, tax identification number and/or legal description (“Flood Determination Information”) for each parcel or other portion of the Range Resources Acquisition Properties upon which is located each such Designated Building sufficient to enable Administrative Agent to obtain a standard flood hazard determination certificate issued by a flood hazard certification firm acceptable to the Administrative Agent (“SFHDF”) for such parcel or other portion of the Range Resources Acquisition Properties upon which is located each such Designated Building.
B.    Mortgages. Vanguard Permian shall have executed and delivered to Administrative Agent Mortgages granting liens in favor of Administrative Agent in the Range Resources Acquisition Properties.

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C.    Authorization Certificate. Vanguard Permian shall have executed a certificate of a Responsible Officer satisfactory in form and substance to Administrative Agent authorizing the execution, delivery and performance of the Mortgages.
D.    Title Assurances. Administrative Agent shall have completed such title due diligence as it deems necessary to confirm that Administrative Agent has received, together with information previously delivered to Administrative Agent, satisfactory title information on at least eighty percent (80%) of the Recognized Value of the Oil and Gas Properties evaluated in the most recent Reserve Report after giving effect to the acquisition of the Range Resources Acquisition Properties.
E.    Legal Opinions. There shall have been delivered favorable opinions of counsel for Vanguard Permian covering such matters incident to the Mortgaging of the Range Resources Acquisition Properties as Administrative Agent may reasonably request.
F.    Representations and Warranties. Administrative Agent shall have received a certificate of a Responsible Officer of Borrower to the effect that all requisite representations and warranties contained herein and in the Mortgages and in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as those such representations and warranties had been made on and as of the Effective Date.
G.    Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with the transactions described in this Amendment.
6.    Concerning Designated Buildings. A Designated Building shall be subject to a Mortgage only if the following has been received and found to be satisfactory by the Administrative Agent and each Lender: (i) an SFHDF indicating that the Designated Building is not located in a Special Flood Hazard Area, as defined in the FDPA; or (ii) if the SFHDF indicates that the Designated Building is located in a Special Flood Hazard Area, (a) a written notice of that fact, acknowledged by Vanguard Permian, LLC and Borrower, (b) evidence of adequate flood insurance on the Designated Building and its contents located on the Range Resources Acquisition Property and (c) such other information required by the Administrative Agent or any Lender for compliance with (x) any applicable requirements of the FDPA or other similar applicable laws, rules or regulations, or (y) promptly following written notice thereof from the Administrative Agent or any Lender, any applicable requirements of the Administrative Agent or any Lender in accordance with the Administrative Agent's or such Lender's standard policies and practices (such requirements under clauses (x) and (y) being “Applicable Flood Insurance Requirements”). Borrower and Vanguard Permian, LLC shall cause all Designated Buildings to meet the foregoing criteria at all times. The Mortgages shall expressly exclude from the description of the collateral covered thereby, and shall not otherwise encumber, any Building which is not a Designated Building meeting the foregoing criteria.
7.    Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; (b) no authorization, approval, consent or other action by, notice to, or filing with, any

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governmental authority or other person is required for the execution, delivery and performance by Borrower thereof, and (c) on the Effective Date after giving effect to this Amendment, each Loan Party qualifies as an "eligible contract participant" under the Commodity Exchange Act. In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.
8.    No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.
9.    Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent, Issuing Bank and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Original Credit Agreement.
10.    Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.
11.    Confirmation of Security. Borrower hereby confirms and agrees that all of the Security Instruments which presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.
12.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
13.    Incorporation of Certain Provisions by Reference. The provisions of Section 12.09. of the Original Credit Agreement captioned "GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL" are incorporated herein by reference for all purposes.
14.    Entirety, Etc. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 12

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]
The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
BORROWER:    VANGUARD NATURAL GAS, LLC

        By:     /s/ Richard Robert
            Richard Robert
            Executive Vice President
            and Chief Financial Officer

ADMINISTRATIVE AGENT:    CITIBANK, N.A.
as Administrative Agent

        By:     /s/ Phil Ballard
            Phil Ballard
            Vice President

LENDERS:    CITIBANK, N.A.

        By:     /s/ Phil Ballard
            Phil Ballard
            Vice President
LENDERS:    WELLS FARGO BANK, N.A.

        By:     /s/ Matt Turner
            Matt Turner
            Vice President
LENDERS:    CREDIT AGRICOLE CORPORATE &
        INVESTMENT BANK

        By:     /s/ Michael D. Willis
            Michael D. Willis
Managing Director

        By:     /s/ David Gurghigian
            David Gurghigian
Managing Director
LENDERS:    ROYAL BANK OF CANADA

        By:     /s/ Don J. McKinnerney
            Don J. McKinnerney
Authorized Signatory
LENDERS:    THE BANK OF NOVA SCOTIA

By:     /s/ Terry Donovan
            Terry Donovan
Managing Director
LENDERS:    BARCLAYS BANK PLC

By:     /s/ Vanessa A. Kurbatskiy
            Vanessa A. Kurbatskiy
Vice President

LENDERS:	BANK OF MONTREAL

By:     /s/ Kevin Utsey
            Kevin Utsey
Director
LENDERS:    THE ROYAL BANK OF SCOTLAND plc

By:     /s/ Sanjay Remond
            Sanjay Remond
Authorised Signatory

LENDERS:	UBS LOAN FINANCE LLC

By:     /s/ Lana Gifas
            Lana Gifas
Director

By:     /s/ Joselin Fernandes
            Joselin Fernandes
Associate Director
LENDERS:    JPMORGAN CHASE BANK, N.A.

By:     /s/ Ryan Aman
            Ryan Aman
Authorized Officer

LENDERS:	DEUTSCHE BANK TRUST COMPANY AMERICAS

By:     /s/ Marcus M. Tarkington
            Marcus M. Tarkington
Director

By:     /s/ Kelvin Ji
            Kelvin Ji
Vice President
LENDERS:    BANK OF AMERICA, N.A.

By:     /s/ Michael Clayborne
            Michael Clayborne
Vice President

LENDERS:	U.S. BANK NATIONAL ASSOCIATION

By:     /s/ John C. Springer
            John C. Springer
Vice President
LENDERS:    COMERICA BANK

By:     /s/ Justin Crawford
            Justin Crawford
Senior Vice President

LENDERS:	FIFTH THIRD BANK

By:     /s/ Byron L. Cooley
            Byron L. Cooley
Executive Director
LENDERS:    NATIXIS

By:     /s/ Kenyatta Gibbs
            Kenyatta Gibbs
Director

By:     /s/ Stuart Murray
            Stuart Murray
Managing Director

LENDERS:	MORGAN STANLEY BANK, N.A.

By:     /s/ Kelly Chin
            Kelly Chin
Authorized Signatory

LENDERS:	ASSOCIATED BANK, N.A.

By:     /s/ Kyle Lewis
            Kyle Lewis
AVP
LENDERS:    CAPITAL ONE, NATIONAL ASSOCIATION

By:     /s/ Robert James
            Robert James
Vice President
LENDERS:    CIBC INC.

By:     /s/ Darrel Ho
            Darrel Ho
Authorized Signatory

By:     /s/ Robert Casey
            Robert Casey
CIBC Inc. Authorized Signatory
LENDERS:    SUMITOMO MITSUI BANKING
CORPORATION

By:     /s/ James D. Weinstein
            James D. Weinstein
Managing Director
LENDERS:    WHITNEY BANK

By:     /s/ Liana Tchernysheva
            Liana Tchernysheva
Senior Vice President

LENDERS:    AMEGY BANK NATIONAL ASSOCIATION

By:     /s/ Thomas Kleiderer
            Thomas Kleiderer
Vice President

LENDERS:    BRANCH BANKING AND TRUST COMPANY

By:     /s/ Deanna Breland
            Deanna Breland
Senior Vice President

EXHIBIT I
RESERVE REPORT CERTIFICATE

TO:    CITIBANK, N.A., as Administrative Agent

Vanguard Natural Gas, LLC, the financial institutions signing as Lenders and Citibank, N.A., as Administrative Agent, are parties to a Third Amended and Restated Credit Agreement dated as of September 30, 2011 (as amended from time to time, the "Credit Agreement"). The defined terms in this Certificate have the same meanings as provided in the Credit Agreement. This Certificate is given pursuant to the requirements of Section 8.12(c) of the Credit Agreement.

The undersigned is a Responsible Officer of the Borrower. The undersigned hereby certifies as follows:

1.    Attached hereto as Schedule 1 is the Reserve Report as of __________, 201___ (the "Subject Reserve Report"). The Subject Reserve Report has been prepared on an SEC price deck basis, and the information contained in the Subject Reserve Report and any other information delivered in connection therewith is true and correct in all material respects.

2.    The Borrower and its Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in the Subject Reserve Report, and such Oil and Gas Properties are free of all Liens except for Liens permitted by Section 9.03 of the Credit Agreement.

3.    Except as set forth on Schedule 2 attached hereto, on a net basis, there are no Material Gas Imbalances, take or pay arrangements or other prepayments in excess of the volume specified in Section 7.19 of the Credit Agreement with respect to its Oil and Gas Properties evaluated in the Subject Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

4.    None of the Oil and Gas Properties of the Borrower and its Subsidiaries have been sold since the last Redetermination Date, except as set forth on Schedule 3 attached hereto.

5.    Attached hereto at Schedule 4 is the Final Mortgage Coverage Analysis pertaining to the Subject Reserve Report demonstrating that the Mortgaged Properties represent at least 80% of the Recognized Value of the Oil and Gas Properties evaluated in the Subject Reserve Report, in compliance with Section 8.14(a).

This Certificate is dated effective as of ______________, 201__.

Britt Pence, Senior Vice President of Operations

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 13